Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 26, 2018 with respect to the consolidated financial statements of Federal-Mogul LLC for the year ended December 31, 2017, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Southfield, Michigan

May 9, 2018